Exhibit 10.1

SEVENTH EXTENSION AGREEMENT

THIS SEVENTH EXTENSION AGREEMENT (this “Agreement”), executed as of the 29th day of April, 2014 (the “Effective Date”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:

A.                                    Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.                                    Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.                                    The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “Official Records”) and filed in the records of the Arizona State Land Department (the “ASLD”) (the “AWP Deed of Trust”) with respect to the land and other property interests described therein (the “AWP Property Interests”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”; by that certain Unconditional Guaranty dated as of April 15, 2013 executed by Parent in favor of and for the benefit of Karlsson (the “Parent Guarantee”); by that certain Pledge Agreement dated as of April 15, 2013 between Parent and Karlsson (the “Parent Pledge”); and by that certain Unconditional Guaranty dated as of May 30, 2013 by Apache (the “Apache Guaranty”) together with the Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement made effective as of May 30, 2013 by Apache for the benefit of Karlsson and recorded in the Official Records as instrument number 2013-002676, with respect to the real property described therein (the “Apache Lands”) as amended by the First Amendment to the Apache Deed of Trust dated October 24, 2013 and recorded as instrument number 2013-005721 of the Official Records (collectively, the “Apache Deed of Trust”).  The Parent Guaranty, the Parent Pledge, the Apache Guaranty, the Apache Deed of Trust, the AWP Guaranty, the AWP Deed of Trust, the Security Agreement, the AWP Pledge Agreement, the Apache Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document are collectively referred to as the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.”

D.                                    Apache is a wholly-owned subsidiary of AWP, AWP is a wholly-owned subsidiary of Prospect DE and Prospect DE is a wholly-owned subsidiary of Parent, which has a financial interest in the success of Prospect DE.  As a result, Parent, AWP and Apache are willing to enter into this Agreement and the documents and instruments contemplated hereby and expect to benefit therefrom.

E.                                     Pursuant to the terms of Section 2.2 of the Note, Prospect DE was required to make the First Installment Payment consisting of (i) a principal payment plus (ii) the interest accrued through March 30, 2013 on said principal payment plus (iii) the Tax Gross-Up Amount in the amount as set forth in the Note.  The aggregate amount due for the First Installment totaled in excess of $50 million.  Prospect DE did not make the First Installment Payment on March 30, 2013 and did not subsequently make such payment.

F.                                      The Prospect Parties requested that Karlsson extend the payment dates under the Note and forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.  Karlsson agreed to enter into the Extension Agreement with the Prospect Parties dated as of April 15, 2013 (the “First Extension Agreement”).

G.                                    In connection with the Extension Agreement, Prospect DE and Karlsson executed that certain Amendment to First Priority Senior Secured Promissory Note dated as of April 15, 2013 (the “First Note Amendment”).  The Note, as amended by the First Note Amendment, required the achievement of certain Funding Raises (as defined in the First Note Amendment) by certain deadlines.  Prospect did not timely achieve the Second Funding Raise required under the Note.

H.                                   The Prospect Parties requested that Karlsson amend certain provisions of the Note to substitute certain performance milestones in lieu of the Funding Raises and forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the

Loan under the Guaranty.  Karlsson agreed to enter into the Second Extension Agreement with the Prospect Parties dated as of June 26, 2013 (the “Second Extension Agreement”).  In connection with the Second Extension Agreement, Prospect DE and Karlsson executed that certain Second Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013 (the “Second Note Amendment”).

I.                                        The Prospect Parties requested that Karlsson amend the Note to extend the due date with respect to the payment of the 2012 453A Amount (as defined in the Note) until September 13, 2012.  Prospect DE and Karlsson executed that certain Third Amendment to Senior First Priority Secured Promissory Note dated as of September 9, 2013 (the “Third Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents as of the same date (the “September Reaffirmation”).

J.                                        Pursuant to the terms of clause (i) of Section 2.2 of the Note, Prospect DE was required to make a payment equal to the 2012 453A Amount on or before September 13, 2013.  Prospect DE notified Karlsson that it would not be able to make payment of the 2012 453A Amount to Karlsson on or before the date payment was required to be made pursuant to the terms of the Note.

K.                                   The Prospect Parties requested that Karlsson further modify and amend the Note and forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.  Karlsson agreed to enter into the Third Extension Agreement with the Prospect Parties dated as of September 13, 2013 (the “Third Extension Agreement”).  In connection with the Third Extension Agreement, Prospect DE and Karlsson executed that certain Fourth Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013 (the “Fourth Note Amendment”).

L.                                     The Prospect Parties requested that Karlsson amend the Note to extend the due date with respect to the payment of the 2012 453A Amount further, until December 4, 2013.  Prospect DE and Karlsson executed that certain Fifth Amendment to Senior First Priority Secured Promissory Note dated as of November 13, 2013 (the “Fifth Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “November Reaffirmation”) as of the same date.

M.                                 The Prospect Parties requested that Karlsson amend the Note to extend yet further the due date with respect to the payment of the 2012 453A Amount, until December 10, 2013.  Prospect DE and Karlsson executed that certain Sixth Amendment to Senior First Priority Secured Promissory Note dated as of December 3, 2013 (the “Sixth Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “December Reaffirmation”) as of the same date.

N.                                    The Prospect Parties requested that Karlsson further modify and amend the Note to, among other things, extend the deadline for making the required payment of the 2013 Section 453A Amount (as defined in the Note) and to provide, subject to certain conditions, for a prepayment discount in the Note if discounted payoff were effected by March 10, 2014.  Karlsson agreed to enter into the Fourth Extension Agreement with the Prospect Parties dated as of December 10, 2013 (as amended from time to time, the “Fourth Extension Agreement”).  In connection with the Fourth Extension Agreement, Prospect DE and Karlsson executed that certain Seventh Amendment to Senior First Priority Secured Promissory Note dated as of December 10, 2013 (the “Seventh Note Amendment”).

O.                                    The Prospect Parties requested that Karlsson amend the Note to extend the due date with respect to the delivery of the 43-101 final resource report until March 10, 2014.  Prospect DE and Karlsson executed that certain Eighth Amendment to Senior First Priority Secured Promissory Note dated as of January 31, 2014 (the “Eighth Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “January Reaffirmation”) as of the same date.

P.                                      The Prospect Parties requested that Karlsson amend the Note to extend the deadline for discounted payoff of the Note until March 13, 2014 and to make certain conforming changes to extend certain deadlines under the Note from March 10, 2014 until March 13, 2014.  Prospect DE and Karlsson executed that certain Ninth Amendment to Senior First Priority Secured Promissory Note dated as of March 7, 2014 (the “Ninth Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “March Reaffirmation” and, collectively with the September Reaffirmation, the November Reaffirmation, the December Reaffirmation, the January Reaffirmation, the First April Reaffirmation and the Second April Reaffirmation (each as defined below), the “Reaffirmations”) as of the same date.

Q.                                    The Prospect Parties requested that Karlsson further modify and amend the Note to, among other things, extend the deadline for discounted payoff of the Note from March 13, 2014 until April 10, 2014 and to make certain other changes.  Karlsson agreed to enter into the Fifth Extension Agreement with Prospect Parties dated as of March 12, 2014 (the “Fifth Extension Agreement”).  In connection with the Fifth Extension Agreement, Prospect DE and Karlsson executed that certain Tenth Amended to Senior First Priority Secured Promissory Note dated as of March 12, 2014 (the “Tenth Note Amendment”).

R.                                    The Prospect Parties requested that Karlsson further modify and amend the Note to, among other things, extend the deadline for discounted payoff of the Note from April 10, 2014 until April 23, 2014 and to make certain other changes.  Karlsson agreed to enter into the Sixth Extension Agreement with Prospect Parties dated as of April 3, 2014 (as amended from time to time, the “Sixth Extension Agreement”).  In connection with the Sixth Extension Agreement, Prospect DE and Karlsson executed that certain Eleventh Amendment to Senior First Priority Secured Promissory Note dated as of April 3, 2014 (the “Eleventh Note Amendment”).

S.                                      The Prospect Parties requested that Karlsson amend the Note and the Sixth Extension Agreement to, among other things, extend the deadline for discounted payoff of the Note from April 23 until April 25, 2014.  Prospect DE and Karlsson executed that certain Twelfth Amendment to Senior First Priority Secured Promissory Note dated as of April 23, 2014 (the “Twelfth Note Amendment”); Karlsson and certain of the Prospect Parties entered into that certain Amendment No. 1 to Sixth Extension Agreement as of the same date; and the Prospect

Parties executed that certain Reaffirmation of Loan Documents (the “First April Reaffirmation”) as of the same date.

T.                                     The Prospect Parties requested that Karlsson amend the Note and the Sixth Extension Agreement to, among other things, extend the deadline for discounted payoff of the Note from April 25 until April 29, 2014.  Prospect DE and Karlsson executed that certain Thirteenth Amendment to Senior First Priority Secured Promissory Note dated as of April 25, 2014 (the “Thirteenth Note Amendment”); Karlsson and certain of the Prospect Parties entered into that certain Amendment No. 2 to Sixth Extension Agreement as of the same date; and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “Second April Reaffirmation”) as of the same date.

U.                                    AWP, Apache and Karlsson are parties to that certain Additional Consideration Agreement dated as of August 1, 2012 (as amended from time to time, the “Additional Consideration Agreement”).

V.                                    The Prospect Parties now wish to make certain amendments to the Note and certain other Loan Documents and enter into agreements hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Acknowledgements.

(a)                                 The parties acknowledge that each of the foregoing factual recitals is truthful, accurate and valid.

(b)                                 The parties acknowledge that as of the date of this Agreement, the outstanding principal balance of the Note is $125,593,130.26 and the accrued but unpaid interest due and payable on the Note through April 29, 2014 is $8,520,413.40.

(c)                                  The parties acknowledge that immediately prior to the effectiveness of this Agreement, the Loan Documents and the Additional Consideration Agreement were valid and enforceable according to their terms.

(d)                                 Karlsson waives any rights and remedies it may have with respect to any breach hereof (including any breach of a representation and warranty contained in any Loan Document) which breach occurred prior to the Effective Date and of which breach Karlsson had actual prior knowledge prior to the Effective Date.

(e)                                  The parties agree that each of the First Extension Agreement, the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreements and the Sixth Extension Agreement, in each case except as explicitly amended by the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreement, the Sixth Extension Agreement or hereby, remains in full force and effect.

2.                                      No Further Disbursements.  The Prospect Parties acknowledge that Karlsson has no obligation to advance any loan proceeds under any of the Loan Documents, whether now or in the future.

3.                                      Closing Deliveries; Conditions Precedent.  Concurrently with the execution of this Agreement, and as a condition to the effectiveness of this Agreement, the Prospect Parties and Karlsson, as applicable, will execute and deliver, or cause to be executed and delivered, the following:

(a)                                 An amendment to the Note in the form attached as Exhibit 1 to this Agreement;

(b)                                 An Amendment No. 2 to Additional Consideration Agreement (the “ACA Amendment”) in the form attached as Exhibit 3 to this Agreement;

(c)                                  Immediately following the execution of the ACA Amendment, those certain Royalty Agreements in the forms attached as Exhibit 5 to this Agreement (such Royalty Agreements, together with all royalty agreements to be executed and delivered pursuant to Section 12(b) of the Fourth Extension Agreement, the “Royalty Agreements”);

(d)                                 Karlsson shall have received copies of the Waivers in the form attached as Exhibit 9 to this Agreement (each a “Waiver” and collectively the “Waivers”), duly executed by each of Very Hungry LLC and the Scott Reiman 1991 Trust;

(e)                                  Karlsson shall have received a certificate of the Secretary or Assistant Secretary of each Prospect Party, dated as of the Closing Date (as defined below), certifying (i) the resolutions of the Boards of Directors or Managers, as applicable, of each Prospect Party authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby by such Prospect Party, and (ii) the incumbency, authority and signatures of each executive officer who will act as such in connection herewith; and

(f)                                   Karlsson shall have received an Officer’s Certificate (the “Officer’s Certificate”) of the Chief Executive Officer or the Chief Financial Officer of Prospect DE and Parent dated as of the Effective Date, certifying the accuracy of the representations and warranties set forth in Sections 4(e) and 4(f) of this Agreement.

3A.                             Amendments to Royalty; Recordation of Royalty Agreements.  Notwithstanding anything in this Agreement or in any agreement or document referenced in this Agreement to the contrary, in the event that Discounted Payoff (as defined below) has not occurred prior to June 30, 2014, on that date, the Prospect Parties agree promptly to comply with all provisions of Section 5(b) (3) hereof notwithstanding the fact that Discounted Payoff has not yet accurred.

4.                                      Representations, Warranties and Covenants.  As of the Effective Date and upon the effectiveness of this Agreement, the Prospect Parties hereby represent and warrant to Karlsson as follows:

(a)                                 None of the Prospect Parties or any Affiliate of any Prospect Party owns any land nor any leasehold interest or license or permit for the use of such lands except AWP and

Apache, and their respective real property interests shall all be described in Exhibit A to their respective Royalty Agreements.  “Affiliate” of a person or entity means for purposes of this Section 4(a) any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

(b)                                 Each representation and warranty made by Prospect DE in Section 5 of the AWP Pledge Agreement and each representation and warranty made by any Prospect Party in each other Loan Document is true and correct in all material respects on and as of the Effective Date, except to the extent such representation and warranty relates solely to an earlier date.

(c)                                  This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Prospect Parties enforceable against each of the Prospect Parties in accordance with its terms.

(d)                                 Neither the execution by the Prospect Parties nor the effectuation by Karlsson of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or by-law of any Prospect Party or any other agreement or instrument to which any Prospect Party is a party, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree or any court or administrative agency, nor does any of the foregoing require the consent of any Person or any notice or filing with any governmental or regulatory body.

(e)                                  The Prospect Parties are in compliance in all material respects with all material requirements of applicable law.

(f)                                   There are no Events of Default under any Loan Document.

(g)                                  Each payment that any Prospect Party was required to make, on or before the date hereof, to the ASLD, including, but not limited to, with respect to the AWP Property Interests, was made in full to such agency on or before the due date applicable to such payment.

(h)                                 Parent shall not rescind or terminate the Exchange Offer (as defined in either Waiver) with respect to Very Hungry LLC and/or Scott Reiman 1991 Trust or otherwise cause either Waiver to be void or of no force or effect.

5.                                      Discounted Payoff.  Section 5 of the Sixth Extension Agreement is amended and restated in its entirety by the following superseding provisions.

(a)                                 The Prospect Parties, collectively and individually, shall make their best efforts to raise a sufficient aggregate amount in Equity Issuances (as defined in the Note) between the Effective Date and May 16, 2014 (the “Prepayment Expiration Date”) in order to make Fifteen Million Dollars ($15,000,000) in aggregate payments pursuant to the Note after the Effective Date and before the Prepayment Expiration Date.

(b)                                 Upon indefeasible prepayment of the Note on or prior to the Prepayment Expiration Date in accordance with, and subject to the conditions set forth in, Section 3.4 of the Note (such payment if made subject to such conditions and prior to such deadline, the “Discounted Payoff”), the Prospect Parties and Karlsson agree:

(1)                                 [Reserved];

(2)                                 [Reserved];

(3)                                 that the Prospect Parties, at their cost and expense shall cause the Royalty Agreements to be recorded in the Official Records and, to the extent applicable to any lands administered by the ASLD, filed in the records of the ASLD, and shall deliver a certified copy of the recorded instruments and evidence of such filing to Karlsson, subject only to the title exceptions set forth in those certain lender’s title insurance policies issued by Commonwealth Land Title Insurance Company as policy # 01771851 as to the AWP Royalty Agreement and, with respect to the Apache Royalty Agreement, Commonwealth Land Title Insurance policy # 01792291;

(4)                                 that all obligations of the Prospect Parties, on the one hand, and Karlsson, on the other, under the Loan Documents shall be terminated and any such documents or instruments as are reasonably required to evidence such termination (including but not limited to UCC Termination Statements) shall, upon the written request of, and at the expense of, the Prospect Parties, be executed and, if required, filed.  Notwithstanding the foregoing, the covenants, terms, conditions and obligations of the Prospect Parties and rights of Karlsson under the Supplemental Payment Agreement, the Additional Consideration Agreement (for the avoidance of doubt, including but not limited to the Royalty Agreements), Sections 4(a), 5(b), 7, 11 and 12 of each of the Fourth Extension Agreement, the Sixth Extension Agreement and of this Agreement, Section 3A of the Sixth Extension Agreement, the Registration Rights Agreement, and the Additional Warrant (collectively, the “Surviving Agreements”) shall survive pursuant to the terms and conditions of such agreements and not be affected by any payment under or prepayment of the Note;

(5)                                 to execute and deliver that certain Mutual Release of Claims in the form attached hereto as Exhibit 4;

(6)                                 to execute and deliver jointly to the Escrow Agent an Approved Schedule (each as defined in the Escrow Agreement) providing for the immediate disbursement to Parent of all escrowed funds;

(7)                                 that Parent shall execute and deliver a Warrant in the form attached hereto as Exhibit 6 (the “Additional Warrant”);

(8)                                 to execute and deliver an Amendment No. 3 to Registration Rights Agreement in the form attached hereto as Exhibit 7, and

(9)                                 to execute and deliver an amendment to the Supplemental Payment Agreement (the “SPA Amendment”) in the form attached hereto as Exhibit 8.

For the avoidance of doubt, until such time (if any) as the Discounted Payoff occurs, except as specifically set forth in this Agreement or in the documents referenced in Section 3(a) hereof, all provisions of the Loan Documents and any other agreements between one or more of the Prospect Parties and Karlsson shall remain in full force and effect, and the parties thereto shall continue to have all of their rights and remedies thereunder.

6.                                      Closing Date.  As used in this Agreement, the Closing Date shall mean the Effective Date, unless otherwise agreed to in writing by all the parties hereto.

7.                                      Karlsson’s Costs.  Section 7 of the Sixth Extension Agreement is amended and restated in its entirety to read as follows: “No later than the earliest of (i) May 16, 2014, (ii) two (2) business days after the date on which Discounted Payoff occurs, and (iii) the date of occurrence of the first Event of Default to occur under the Note on or after the Effective Date (provided such Event of Default shall have occurred and be continuing), the Prospect Parties shall reimburse Karlsson for all Karlsson Legal Expenses not previously reimbursed by them.  “Karlsson Legal Expenses” shall mean all unreimbursed out-of-pocket legal costs and expenses incurred by Karlsson in connection with this Agreement and/or the Note and all negotiations conducted and documents prepared and executed in connection therewith.”

8.                                      Confirmation of Obligations.  As of the Closing Date and subject to the terms of this Agreement, each Prospect Party confirms, ratifies and restates all of its respective obligations under the Loan Documents and Prospect DE agrees to pay all of the indebtedness evidenced by the Loan Documents according to their terms and provisions as amended to date.  Prospect DE confirms, ratifies and restates that Karlsson has first lien priority interests in all of the Collateral described in the Security Agreement and the other Loan Documents.  Subject to the terms of this Agreement, all of the terms, covenants and provisions of the Note, the Collateral Documents and the other Loan Documents shall remain in full force and effect.  Without limiting the generality of the foregoing, each Prospect Party hereby expressly acknowledges and agrees that, as of the Closing Date, it has no offsets, claims, counterclaims or defenses whatsoever against any of its obligations under the Note, the Collateral Documents or any other Loan Document, including those which would in any way reduce the amount of the indebtedness owed to Karlsson under the Loan Documents or affect the validity of any foreclosure sale of any of the Collateral, and if any of the same now exists, each Prospect Party irrevocably waives, and agrees not to assert, any such existing offset, claim, counterclaim, defense or other cause of action against Karlsson.

9.                                      Deficiency; Waivers.  To the fullest extent permitted by applicable law, Prospect DE and Parent unconditionally and irrevocably waives any rights or benefits arising under A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44142, and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

10.                               General Release.  To the maximum extent permitted by law, each Prospect Party hereby waives, releases and discharges Karlsson and its directors, shareholders, officers, employees and counsel from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs or expenses of any kind (collectively, “Claims”), known or unknown, which such Prospect Party may have, arising out of acts, omissions, or events occurring at any time prior to and including the Effective Date.  Each

Prospect Party hereby agrees and represents that the matters released herein are not limited to the matters which are known, disclosed or foreseeable.  The Prospect Parties intend to waive all Claims, including Claims which they do not know or suspect to exist in their favor to no less extent than a waiver of such Claims under California law will be effected by a waiver by the Prospect Parties under California law of any and all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Prospect Parties hereby agree, represent and warrant that they are familiar with and have read and understand and have consulted legal counsel of their choosing with respect to California Civil Code Section 1542, and the Prospect Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs or losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected.

INITIALS:	Prospect DE
Parent
AWP
Apache

11.                               Indemnification.  The Prospect Parties, jointly and severally, shall indemnify Karlsson, any affiliate thereof, and each of their respective directors, shareholders, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”), against and hold each of them harmless for, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person in connection with (a) any investigation, litigation or other proceeding, irrespective of whether the Indemnified Person shall be designated a party thereto, in any way relating to or arising out of this Agreement or any other Loan Document, (b) the use or intended use of the proceeds of the Loan, (c) any actual or asserted violation of any environmental law with respect to the AWP Property Interests or the Apache Lands and/or any foreclosure proceeding affecting the AWP Property Interests or the Apache Lands or any other collateral; and (d) the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided, however, that neither Prospect DE nor Parent shall be liable for any portion of such Indemnified Liabilities resulting from an Indemnified Person’s gross negligence or willful misconduct or breach of this Agreement or the Loan Documents.  Each Indemnified Party is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 11.  All of the Prospect Parties’ obligations or liabilities to any Indemnified Party under this Section 11 shall be and hereby are covered and secured by the Loan Documents, and shall survive the expiration or termination of this Agreement.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Prospect Parties agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

12.                               Further Assurances.  The Prospect Parties shall, at Karlsson’s request, execute (either alone or with Karlsson, as Karlsson may require) deliver to Karlsson, any and all additional instruments and documents, and Prospect DE and Parent will, and will cause each other Prospect Party to, perform all actions, which from time to time may be necessary to maintain a perfected lien and security interest in the security described in the First Extension Agreement, the Second Extension Agreement, the Third Extension Agreement, the Fourth Extension Agreement, the Fifth Extension Agreement, the Sixth Extension Agreement, this Agreement, the Security Agreement, the AWP Deed of Trust, the Apache Deed of Trust or any other Collateral Document or any other Loan Document, including but not limited to procuring additional policies of title insurance, or endorsements with respect to existing policies of title insurance, with regard to the properties of Apache or AWP or similar acts reasonably required in connection with the foregoing provided, however, such further assurances do not increase the liability or obligations or decrease the rights of Karlsson or the Prospect Parties from those provided for herein or in the Loan Documents.

13.                               No Novation; Loan Document.  This Agreement is a revision to the Note and the other Loan Documents only, and not a novation.  This Agreement is a Loan Document.  Each of the Royalty Agreements and each of the Reaffirmations is a Loan Document.

14.                               Waivers.

(a)                                 In order to hold the Prospect Parties liable under the Loan Documents, there shall be no obligation on the part of Karlsson, at any time, to resort to payment from Prospect DE or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by the Prospect Parties.

(b)                                 Each Prospect Party hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice (except as provided in the Loan Documents) to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the obligations or of any security or collateral therefor or of the acceptance of this Agreement.

(c)                                  Each Prospect Party waives any and all defenses, claims and discharges of Prospect DE, or any other obligor, pertaining to the Secured Obligations, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, no Prospect Party will assert, plead or enforce against Karlsson any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Prospect DE or any other person liable in respect of any of the Secured Obligations, or any setoff available against Karlsson to Prospect DE or any such other person, whether or not on account of a related transaction.  Each Prospect Party expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Secured Obligations, whether or not the liability of Prospect DE is discharged pursuant to statute or judicial decision.  For the avoidance of doubt, but only to the extent permitted under applicable law, each Prospect Party waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Karlsson from bringing any action, including a claim for deficiency, against such Prospect Party, before or after Karlsson’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 121566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Karlsson which destroys or otherwise adversely affects such Prospect Party’s subrogation rights or rights to proceed against Karlsson for reimbursement, including without limitation, any loss of rights such Prospect Party may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Prospect DE, of any other guarantor, or of any other person, or by reason of the cessation of Prospect DE’s liability from any cause whatsoever, other than payment in full in legal tender, of the Secured Obligations; (iv) any right to claim discharge of the Secured Obligations on the basis of unjustified impairment of any collateral for the Secured Obligations; (v) any statute of limitations, if at any time any action or suit brought by Karlsson against such Prospect Party is commenced, there are outstanding Secured Obligations which are not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Secured Obligations.  If payment is made by Prospect DE, whether voluntarily or otherwise, or by any third party, on the Secured Obligations and thereafter Karlsson is forced to remit the amount of that payment to Prospect DE’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Secured Obligations shall be considered unpaid for the purpose of the enforcement of this Agreement or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

(d)                                 TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PROSPECT PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE.  EACH PROSPECT PARTY WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH SUCH PROSPECT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY KARLSSON IN ENFORCING THIS AGREEMENT.  ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY PROSPECT PARTY BY PROSPECT DE, OR TO ANY OTHER PARTY LIABLE TO KARLSSON FOR THE SECURED OBLIGATIONS, ARE HEREBY SUBORDINATED TO KARLSSON’S CLAIMS AND ARE HEREBY ASSIGNED TO KARLSSON.  EACH PROSPECT PARTY HEREBY AGREES THAT SUCH PROSPECT PARTY MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING

(INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY KARLSSON AGAINST PROSPECT DE.  EACH PROSPECT PARTY AND KARLSSON, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH ANY PROSPECT PARTY AND KARLSSON ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT TO KARLSSON GRANTING ANY FINANCIAL ACCOMMODATION TO PROSPECT DE AND ACCEPTING THIS AGREEMENT

15.                               Notices.  Notwithstanding anything to the contrary contained in the Loan Documents, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to Karlsson:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, California 90291
Attention: Michael Stone
Fax: (310) 933-0262

With a copy to:	Richard C. Weisberg
Law Offices
33 Derwen Road
Bala Cynwyd, Pennsylvania 19004
Fax: (215) 689 1504

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90067
Attention: Lance N. Jurich, Esq.
Fax: (310) 282-2211

If to the Prospect Parties:	Prospect Global Resources, Inc.
1401 17th Street, Suite 1550
Denver, Colorado 80202
Attention: Mr. Gregory Dangler, Chief Executive Officer
Fax: (303) 990-8440

With a copy to:	Eisner Jaffe Gorry Chapman & Ross, PC
9601 Wilshire Boulevard, Suite 700
Beverly Hills, California 90210
Attention: Mr. Michael Eisner
Fax: (310) 855-3201

Any party may change its address by giving the other party written notice of its new address as herein provided.

16.                               Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17.                               Representation by Counsel.  The Prospect Parties (a) have retained counsel to represent them in the transactions contemplated herein; (b) have read and understand this Agreement; (c) have been advised by their counsel with respect to its rights and obligations under this Agreement; and (d) agree that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

18.                               Entire Agreement.  This Agreement and the Exhibits attached hereto contains the entire understanding between the parties with respect to the subject matter hereof.  The Loan Documents shall remain in full force and effect and shall not be further amended except by a writing signed by Karlsson and all of the parties to this Agreement, including any consenting parties hereto.

19.                               Successors and Assigns; Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Without limiting Karlsson’s rights under the Loan Documents, Karlsson may, without the consent of any Person, assign this Agreement and its rights hereunder and under any other Loan Document to any Person at any time; provided, however, that, it shall be a condition precedent to any assignment hereunder as a result of which there will be multiple simultaneous holders of the Note and/or the related rights under the Loan Documents that such holders shall have put in place, between or among themselves, a written agreement (an “Agency Agreement”), which includes agency provisions pursuant to the terms of which a single administrative agent (the “Administrative Agent”) is appointed, with which Prospect DE and its affiliates will solely interface with respect to all rights and obligations under the Note and the Loan Documents, and to which Prospect DE and its affiliates will remit all payments hereunder, and which Agency Agreement will provide for the Administrative Agent to provide Prospect DE with a copy of the Agency Agreement, and any amendments thereto, upon execution of the same; and provided further that the assignee agrees to be bound by the provisions of Sections 5(b)(3)-(5) the Fourth Extension Agreement.  The Prospect Parties agree that, for purposes of this Agreement, an “assignment” shall be deemed to include, but not be limited to, a sale, a contribution to a new or existing entity, or an exchange with any such entity, or any other transfer for any medium of value, including, without limitation, equity securities, royalty interests, property rights or any form of contingent consideration and notwithstanding whether such assignment is effected in a private sale or under judicial supervision.  Notwithstanding anything to the contrary in any Loan Document or in the Purchase Agreement, but subject to the provisions of this Section 19, Karlsson (or any shareholder, director, agent, employee or officer of Karlsson) may actively solicit any Person to be a purchaser, or to be a counterparty to an assignment, of the Note (whether such potential purchaser, or counterparty to an assignment, of the Note wishes to purchase, or receive the assignment of, the Note and the Loan Documents in a free-standing transaction or contemplates such purchase, or receipt of an assignment, of the Note as a part of a larger transaction or series of transactions involving any Prospect Party or any of its assets).  Karlsson or any director, shareholder, employee, Affiliate or Representative (each as defined in the Purchase Agreement) or agent of Karlsson (each, a “Karlsson Party”) may, in connection with (A) Karlsson’s efforts to sell, assign or otherwise dispose of the Note; (B) any restructuring of the indebtedness represented by the Note and the Loan Documents; or (C) any “assignment” (as defined in the Note), disclose any information related to Parent or any of its subsidiaries as such Karlsson Party shall deem appropriate in its sole discretion; provided, however, that prior to providing any non-public information regarding Parent or any of its subsidiaries, Karlsson shall obtain from the person to which disclosure is to be made an executed confidentiality agreement which shall provide that (i) such person agrees to be bound by the terms of Section 5.06 of the Purchase Agreement, and (ii) Parent and its subsidiaries are intended third party beneficiaries of such confidentiality agreement.  This Section 19 of this Agreement amends, supersedes and replaces Section 19 of the Third Extension Agreement.

20.                               Amendment to First Extension Agreement.  Section 7(e) of the First Extension Agreement is amended and restated to read in its entirety as follows:

“For so long as the Note remains outstanding, the Prospect Parties will not take any further action to cause AWP or Apache to grant Grandhaven Energy, LLC, a Wisconsin limited liability company (“Grandhaven”), or any affiliate thereof any royalty interest or other interest in minerals or their proceeds (including but not limited to any Royalty Interests, as such term is defined in that certain Potash Royalty Purchase and Sale Agreement and Option dated as of November 22, 2011 between Parent and Grandhaven) except: (i) pursuant to the Royalty Agreement and Option attached hereto as Exhibit 2 (the “Grandhaven Royalty Agreement”); and (ii) subject to the conditions precedent that the Grandhaven Royalty Agreement be delivered to Commonwealth Land Title Insurance Company with an irrevocable instruction that it not be recorded until on or after the “Effective Date,” as defined therein, and that it will be recorded only after the recordation of the Royalty Agreements pursuant to Section 5(b)(3) of the Seventh Extension Agreement among the Prospect Parties and Karlsson dated as of April 29, 2014 (the “Seventh Extension Agreement”).  Defined terms used but not defined in this paragraph shall have the meanings accorded them in the Seventh Extension Agreement.”

21.                               Amendment to Fourth Extension Agreement.  Section 12(b) of the Fourth Extension Agreement is amended by deleting the words “in substantially the form of Exhibit H” and substituting therefor the words “in substantially the form of Exhibit 5 to the Seventh Extension Agreement among the Prospect Parties and Karlsson dated as of April 29, 2014.”

22.                               Amendment to Sixth Extension Agreement.  Section 3A of the Sixth Extension Agreement is amended and restated to read in its entirety as follows:

“ 3A.  Issuance of Shares.  Promptly following the closing of Parent’s Warrant Exchange Offer (as defined below) or, if the Warrant Exchange Offer is not closed by the Prepayment Expiration Date, then on that date, Parent shall issue to Karlsson or its designees, against surrender of Karlsson’s warrant to buy 112,117 shares of Parent common stock, dated May 30, 2012, as amended, and Karlsson’s warrant to buy 60,000 shares of Parent common stock, dated June, 26, 2013, as amended, the number of shares of Parent common stock (“Karlsson Exchange Shares”) that will equal 4.99% of the number of shares of Parent common stock that would be outstanding on April 30, 2014, after giving effect to the issuance of the Karlsson Exchange Shares and the issuance as of such date of all shares of Parent common stock issuable upon exercise or in exchange for Series A Warrants pursuant to Parent’s current offer to exchange one share of common stock for each of its outstanding Series A Warrants (the “Warrant Exchange Offer”) held by holders other than Very Hungry LLC and Scott Reiman 1991 Trust.  Immediately thereafter, Parent shall amend its Registration Statement No. 333-191918 (the “Resale Registration Statement”) to register the Karlsson Exchange Shares for resale; provided, if in Parent’s good faith judgment its Registration Statement No. 333-194203 (the “Public Offering Registration Statement”) is likely to be declared effective prior to effectiveness of the Resale Registration Statement, Parent shall promptly amend the Public Offering Registration Statement to register the Karlsson Exchange Shares for resale.  Upon effectiveness of the first of the two of the registration statements to become effective, Parent shall amend, if necessary, the registration statement that is still not effective to remove the Karlsson Exchange Shares from it.  Parent shall maintain the effectiveness of the registration statement that continues to cover the Karlsson Exchange Shares for at least one year.  The Karlsson Exchange Shares may not be sold publicly or privately until the earlier of (i) announcement by Parent of the signing of the underwriting agreement for the public offering contemplated by the Public Offering Registration Statement or (ii) the Prepayment Expiration Date.  Parent represents and warrants to Karlsson that (a) its offer to Buffalo Management LLC to exchange warrants for shares of Common Stock has terminated without any exchange of warrants or issuance of shares in respect thereof having occurred and (b) its offer to Very Hungry LLC and The Scott Reiman 1991 Trust to exchange warrants for shares of Common Stock has been declined without any exchange of warrants or issuance of shares in respect thereof having occurred.”

23.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

24.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Its:	CFO/Treasurer

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

Exhibit 1

FORM OF FOURTEENTH AMENDMENT TO NOTE

Exhibit 2

FORM OF GRANDHAVEN ROYALTY AGREEMENT AND OPTION

Exhibit 3

FORM OF AMENDMENT NO. 2 TO ADDITIONAL CONSIDERATION AGREEMENT

Exhibit 4

FORM OF MUTUAL RELEASE OF CLAIMS

Exhibit 5

FORMS OF ROYALTY AGREEMENTS

Exhibit 6

FORM OF WARRANT

Exhibit 7

FORM OF AMENDMENT NO. 3 TO REGISTRATION RIGHTS AGREEMENT

Exhibit 8

FORM OF THIRD AMENDMENT TO SUPPLEMENTAL PAYMENT AGREEMENT

Exhibit 9

FORM OF WAIVER